Limited power of attorney
Know All Persons by These Presents,
that the undersigned constitutes and appoints
JoAnn M. Strasser, Michael V. Wible, Philip B. Sineneng, Andrew J. Davalla, and Cassandra W. Borchers and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for such attorney-in-fact in such attorney-in-fact's name, place, and stead, in any and all capacities, to:
1. execute for and on behalf of the undersigned, in the undersigned's capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act), and the rules thereunder of The Mexico Fund, Inc.
(the "Fund"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act;
2. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange
Commission and stock exchange or similar authority, including without limitation, completing and filing an application for EDGAR codes
(ie CIK and CCC codes)
and updating same; and
3. take any other action of any type
whatsoever in connection with the foregoing that, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of the such attorneys-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.
The undersigned hereby grants
to each such attorney-in-fact
full power and authority to do and
perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Fund assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
This Limited Power of Attorney
shall remain in full force and
effect until the undersigned is no
longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
In witness whereof, the undersigned has caused this Limited Power of Attorney to be executed as of this 4th day of March 2025.
Signature: Regina Garcia Cuellar
Name: Regina Garcia Cuellar
State of Texas
County of Harris
This instrument was acknowledged before me on March 4, 2025, by Regina Garcia Cuellar.
Given under my hand and seal and seal of office this 4th day of March 2025.
Notary Signature:Shantel D. Harris
Seal